UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2026

YORK SPACE SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-43088	39-4190941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6060 S Willow Drive 80111
Greenwood Village, CO

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 537-2655

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	YSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.02 Unregistered Sales of Equity Securities.

On May 15, 2026, York Space Systems Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) whereby the Company will acquire all of the issued and outstanding equity interests of Solestial, Inc. Pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth therein, the Company expects to issue up to approximately 2.35 million in shares of the Company’s common stock, par value $0.0001 per share (the “Company Shares”) at closing as consideration, with the remainder of the purchase price to be paid in cash. The Company Shares are subject to restrictions on transfer under the Merger Agreement. The Company expects to close the transaction in the second quarter of 2026.

The Company Shares issuable pursuant to the Merger Agreement are intended to be issued pursuant to one or more exemptions from registration under the Securities Act of 1933, including those under Section 4(a)(2) thereof or Regulation D promulgated thereunder.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which include all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s expectations, intentions or strategies regarding the future, including strategies or plans as they relate to the proposed transaction and its consummation and timing thereof. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) uncertainties as to the timing of the proposed transaction; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company Shares; (iii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain regulatory approvals; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (v) the effect of the announcement or pendency of the proposed transaction on the Company’s stock price, business relationships, operating results and business generally; (vi) risks that the proposed transaction may disrupt the Company’s current business plans and operations; and (vii) other risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as may be updated or supplemented by any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC. All such factors are difficult to predict and are beyond the Company’s control. While the list of risks and uncertainties presented here is considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the proposed transaction and/or the Company’s consolidated financial condition or results of operations. In light of the significant uncertainties in these forward-looking statements, the Company cannot assure you that the forward-looking statements in this Current Report on Form 8-K will prove to be accurate, and you should not regard these statements as a representation or warranty by the Company, its directors, officers or employees or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YORK SPACE SYSTEMS INC.

Date: May 19, 2026
By: /s/ Monica Palko
Name: Monica Palko
Title: Chief Legal & Administrative Officer